February 28, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Hospitality Worldwide Services, Inc.-
                           Registration Statement on Form S-8
                           -------------------------------------------

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Hospitality Worldwide Services, Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 2,500 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"). The Shares were issued to and will be sold by the selling shareholder listed therein in accordance with the Company's 1996 Stock Option Plan (the "1996 Plan").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, the Plan and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.
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Securities and Exchange Commission
February 28, 1997
Page -2-


                  Based upon the foregoing, we are of the opinion that the Shares, as issued in accordance with the terms and conditions set forth in the 1996 Plan were duly and validly issued, and are fully paid and non-assessable.

                  We hereby  consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                        Very truly yours,


                                        OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP